SETTLEMENT AGREEMENT AND CONDITIONAL RELEASE

     THIS SETTLEMENT AGREEMENT AND CONDITIONAL RELEASE ("Agreement") is made and entered into as of April 20, 2000, by and among ConSyGen, Inc., a Texas corporation ("CSGI") on behalf of itself and its officers, directors, employees, attorneys and agents, Thomas Dreaper, an individual ("Dreaper"), Sovereign Partners Limited Partnership, a Delaware limited partnership ("Sovereign"),
Dominion  Capital  Fund  Limited,  a  Bahamian  company  ("Dominion"),  Canadian
Advantage Limited Partnership, an Ontario limited partnership ("Canadian Advantage"), Stephen M. Hicks, an individual ("Hicks"), Thomson Kernaghan & Co. Limited, an Ontario corporation ("Thomson") and Mark Valentine, an individual ("Valentine") on behalf of themselves and their officers, directors, employees, attorneys, heirs, executors and agents, in accordance with the terms and conditions set forth below.

                                    RECITALS

     WHEREAS, on May 29, 1998, Sovereign, Dominion and Canadian Advantage (collectively, the "Debenture Holders") purchased $3.5 million in convertible debentures (the "Debentures") issued by CSGI pursuant to a 6% Convertible Debenture Subscription Agreement (the "Purchase Agreement") and other documents entered into in connection therewith (collectively, the "Debenture Documents"). Since that time, Dominion has converted a portion of its Debenture into unregistered shares of CSGI common stock (the "Common Stock"), leaving the following principal amounts outstanding: $1,000,000 for Sovereign, $1,450,000 for Dominion, and $250,000 for Canadian Advantage.

     WHEREAS, CSGI has defaulted on its obligations contained in the Debenture Documents, including, without limitation, its obligation set forth in the Debentures to deliver Common Stock upon its receipt of conversion notices from the Debenture Holders and its obligation set forth in the Registration Rights Agreement dated May 29, 1998 (the "Registration Rights Agreement"), to maintain the registration of Common Stock issuable to the Debenture Holders upon the conversion of the Debentures. [As of the date of this Agreement, Debenture Holders have claims against CSGI for liquidated damages in the sum of $______________________ and legal fees and costs (the "Legal Fees") in the sum of $________________________ .]

     WHEREAS, there is now pending in the United States District Court for the Southern District of New York a case entitled Sovereign Partners Limited Partnership, et al. v. Consygen Inc. v. Thomson Kernaghan, et al., No. 98 Civ. 8457 (RLC) (the "Debenture Litigation"). The Debenture Holders, as plaintiffs in the Debenture Litigation, accused CSGI of breach of contract and conversion. CSGI, as a counterclaimant in the Debenture Litigation, accused the Debenture Holders, Hicks, Thomson and Valentine (collectively, the "Debenture Parties") of misrepresenting their intentions when entering into the Debenture Documents and of unlawfully short selling CSGI stock and depressing its stock price, allegedly in violation of the Debenture Documents and state law.

     WHEREAS, CSGI acknowledges that it, through its former management and other representatives acting either on its behalf or independently, has made numerous statements ("Statements") alleging that the Debenture Parties engaged in wrongdoing (including committing fraud and unlawfully shorting CSGI stock); and that these Statements have been made in various media and in the public forum; and that these Statements have been republished and disseminated by various parties in numerous media and forums, including, without limitation, (i) to the Securities and Exchange Committee, both in filings and in communications with the Enforcement Division; (ii) in pleadings in the Debenture Litigation and other lawsuits, (iii) in press releases, (iv) in shareholder meetings, (v) in telephonic and electronic communications with shareholders, potential investors and others, (vi) on the Internet, (vii) to the National Associations of Securities Dealers enforcement division and (viii) to news publications, including the National Financial Post based in Toronto, Ontario; and further, that based upon CSGI's due diligence and the discovery that has been conducted, CSGI has now determined that there was, and is, no basis in fact for these Statements.

     WHEREAS, there is now pending in the United States District Court for the Southern District of New York a case entitled Sovereign Partners Limited Partnership, et al. v. Restaurant teams International, Inc., et al., No. 99 Civ. 0564 (RJW) (the "New York Defamation Litigation"). Sovereign, Dominion and Hicks, as plaintiffs, accuse CSGI, various of its officer directors, employees, and agents, and other persons, of defaming plaintiffs by falsely accusing them of unlawful short selling and market manipulation. A similar lawsuit is now pending in the Ontario Court, General Division, entitled Thomson Kernaghan & Co. Limited, et al. v. ConSyGen, Inc., No. 99 CV 162139 (the "Ontario Defamation Litigation") (collectively the "Defamation Litigation").

WHEREAS,  the parties  entered  into the CSGI  Settlement  Term Sheet (the "Term
Sheet"), dated March 8, 2000, whereby they entered into a binding agreement to settle their claims and seek to stay the Debenture Litigation and the Defamation Litigation against CSGI and certain affiliated parties pending CSGI's compliance with its obligations under the Term Sheet.

     WHEREAS, as required by Paragraph 10 of the Term Sheet, CSGI issued a press release on March 9, 2000 (the "Press Release"), a copy of which is attached hereto as Exhibit A, whereby it acknowledged, among other things, that, based upon CSGI's due diligence and the discovery that has been conducted, CSGI has now determined that there was, and is, no basis in fact for the statements made by CSGI, through its former management and other representatives, alleging wrongdoing by the Debenture Parties. Also as required by the Term Sheet, CSGI filed an 8K with the Securities and Exchange Commission on March 22, 2000 (the "8K"), a copy of which is attached hereto as Exhibit B, whereby it also acknowledged, among other things, that, based upon CSGI's due diligence and the discovery that has been conducted, CSGI has now determined that there was, and is, no basis in fact for the statements made by CSGI, through its former management and other representatives, alleging wrongdoing by the Debenture Parties. In addition, based upon CSGI's due diligence and the discovery that has been conducted, CSGI has now determined that there was, and is, no basis in fact for its counterclaims in the Debenture Litigation.

     WHEREAS, as contemplated by the Term Sheet, the parties have agreed to enter into this Agreement which more fully details the agreements contained in the Term Sheet, including the agreements to settle, compromise, release, and dismiss, fully and completely and forever, each and every claim that the Debenture Parties may have against CSGI and that CSGI may have against the Debenture Parties.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, to avoid further risks and uncertainty of litigation, and for other good and sufficient consideration, the parties agree as follows:

     1. CSGI'S COMPLIANCE WITH DEBENTURES, WARRANTS AND PAYMENT OF PENALTIES.

          (a) As of the date hereof, CSGI hereby acknowledges and agrees that pursuant to the Debentures, it owes (without defense or offset) the Debenture Holders the following principal and interest: $____________ ($250,000 of principal and $__________ interest) to Canadian Advantage, $____________ ($1,450,000 of principal and $__________ interest) to Dominion Capital and $____________ ($1,000,000 of principal and $__________ interest) to Sovereign.
In addition, CSGI hereby agrees to pay $350,000 (the "Liquidated Damages") (10% of the original principal sum of the Debentures) in CSGI common stock to cover a portion of the liquidated damages relating to the lapse of the registration statement and non-delivery of shares upon submission of conversion notices. CSGI acknowledges its obligation to honor the Debentures and the Debenture Documents and hereby agrees that any further default thereunder shall constitute a default of this Agreement. CSGI also acknowledges its obligations, as stated in the Debenture Documents, with respect to the Warrants associated with the Debentures.

          (b) On the condition that CSGI is not in default hereunder, said Liquidated Damages and interest shall be added, pro rata, to the principal being converted by the Debenture Holders upon the issuance of a conversion notice. For example, if Sovereign delivers a conversion notice whereby it converts $100,000 of principal, it shall add to such amount accrued interest thereon and $10,000 in Liquidated Damages, and CSGI shall deliver additional shares of Common Stock as calculated by the conversion formula in connection therewith. On the condition that CSGI is not in default hereunder, the Debenture Parties agree to waive their right to any liquidated damages in excess of the $350,000 and to Legal Fees and to all other claims not expressly provided for in Paragraph 1(a) above and to accept the Common Stock to be issued hereunder upon the issuance of conversion notices in full satisfaction thereof. Upon execution hereof, CSGI shall deliver ______ [80,000 + shares calculated for interest] shares of Common Stock to Dominion as payment for prorated Liquidated Damages and interest in connection with its conversion of $800,000 in principal pursuant to its conversion notice dated February 25, 2000. The foregoing share amount was calculated as follows: ($80,000 in Liquidated Damages + $_____ in prorated interest) /$1.18 per share (the then-effective conversion price).

          (c) Notwithstanding anything to the contrary in this Agreement, CSGI shall remain obligated to pay Dominion, Sovereign and Hicks $25,000 in cash, in installments of $12,500 on each of May 5 and June 5, 2000, which represents the unpaid portion of sanctions (the "Sanctions") that CSGI agreed to pay pursuant to the settlement agreement and stipulation entered into the record on February 4, 2000 (the "Sanction Stipulation") in connection with the New York Defamation Litigation. Any default of the Sanction Stipulation shall be a default hereunder.

          (d) If CSGI defaults hereunder, upon written request from the Debenture Holders, CSGI shall immediately pay to the Debenture Holders, in cash:
(i) $200,000 in Legal Fees together with (ii) the unconverted portion of the Liquidated Damages and principal and interest owed pursuant to the Debentures as set forth in paragraph 1(a).

     2. REGISTRATION STATEMENT. The Debenture Holders agree to waive CSGI's obligation to re-register the Common Stock pursuant to the Registration Rights Agreement, on the condition that CSGI is not in default hereunder. CSGI shall cooperate with the Debenture Holders so that they can sell the maximum shares of CSGI stock allowed under this Agreement and Rule 144. In connection therewith, CSGI hereby agrees to provide or cause to be provided opinion letters, reliance letters or other documentation within three (3) business days after a request therefor by either the Debenture Holders or CSGI's transfer agent (whether before or after May 29, 2000, the date after which the Debenture Holders are no longer subject to Rule 144 volume restrictions on the sale of Common Stock).

     3. RETRACTION; PRESS RELEASE AND 8K; FURTHER COVENANTS.

     The "Retraction":

               Based upon CSGI's due diligence and the discovery that has been conducted, CSGI has now determined that there was, and is, no basis in fact for the statements made by CSGI, through its former management and other representatives, alleging wrongdoing by the Debenture Parties. Therefore, CSGI has concluded that there was no actionable conduct by any of the Debenture Parties with respect to CSGI or its shareholders.

     Attached hereto as Exhibit C is a sworn statement by Lewis Burridge acknowledging that to the best of his knowledge the foregoing is true and correct. CSGI further agrees that neither it nor its then current directors, officers, employees, attorneys or agents will make any statement that contradicts the text of the above Retraction, the Press Release and/or the 8-K, that repudiates this Agreement, or that accuses the Debenture Parties of wrongdoing in connection with the Debentures and/or CSGI. If any other medium republishes or otherwise disseminates information that is contrary to the Retraction, CSGI agrees that it and the affected Debenture Parties shall immediately issue a joint press release in the identical medium in which any such republication or dissemination is made and in the form provided in the Press Release, to be modified as necessary to correct whatever misimpression would, or reasonably could, be created about the affected Debenture Parties by any such republication or dissemination. The parties hereto agree to fully and promptly cooperate with regard to the foregoing.

     4. SELLING RESTRICTIONS. On the condition that CSGI is not in default of this Agreement, the Debenture Holders will limit their aggregate daily sales of CSGI common stock to the greater of (i) 25% of the higher of the previous day's trading volume or the current day's trading volume, (ii) an amount worth $20,000, or (iii) 20,000 shares. The Debenture Holders agree not to engage in "short sales" of CSGI's common stock, as that term is defined in the Federal securities laws and SEC regulations.

     5. DEBENTURE LITIGATION. Subject to the consent of the Court, which all parties to this Agreement will cooperate to obtain, the Court shall retain jurisdiction of the Debenture Litigation for the sole purpose of enforcement of the Settlement Agreement. A Stipulated Judgment, in the form attached hereto as Exhibit D (the "Stipulated Judgment"), in favor of the Debenture Parties, in the amount of $2,700,000, plus interest and Liquidated Damages as set forth in paragraph 1 above, plus $200,000 towards the Debenture Parties' Legal Fees, will be signed by the parties and, so long as the Debenture Parties are not then in breach of this Agreement, shall be filed with the Court upon a default by CSGI of this Agreement. As CSGI honors future conversion notices by the Debenture Holders, the amount of the Stipulated Judgment shall be reduced by the principal amount converted, together with the interest and Liquidated Damages applicable to that principal amount.

     A Stipulation and Order of Dismissal With Prejudice, in the form attached hereto as Exhibit E will be signed by the parties and presented to the Court for its signature in advance of the currently scheduled trial date of April 11, 2000.

     6. DEFAMATION LITIGATION

     Three months after the mutual execution of this Agreement, and after the full performance by CSGI of its obligation to make payments pursuant to the Sanction Stipulation, the Defamation Litigation shall be dismissed against CSGI and Raj Kapur with prejudice, provided that the dismissed parties have cooperated in providing information as set forth herein for that period of three months. Three months after the mutual execution of this Agreement, provided that he has cooperated in providing information as set forth herein, the Defamation Litigation shall be dismissed with prejudice against Thomas Dreaper. Neither the Defamation Litigation nor any other litigation shall be dismissed as against any member of the Weiss family (except Jeffrey Weiss but only if he cooperates in the same manner as CSGI is required to cooperate by the provisions of this Paragraph 6, and then only to the extent that claims against him arise out of his conduct during his tenure, in his capacity, and within the scope of his duties as a CSGI director), Harry M. Weiss & Associates. P.C., any person acting in concert with the Weiss family who was not an officer or director of CSGI, any Internet posters (unless specifically identified by CSGI in Exhibit F hereto), or any other person. Notwithstanding anything to the contrary herein, the Debenture Parties shall remain free to pursue all available legal remedies, in any available forum, against any member of the Weiss family (except Jeffrey Weiss to the extent described above), Harry M. Weiss & Associates. P.C., any person acting in concert with the Weiss family who was not an officer or director of CSGI, any Internet posters (unless specifically identified by CSGI in Exhibit F hereto), or any other person not the beneficiary of the release set forth in Paragraph 8 below.

     CSGI on its own behalf and on behalf of its officers, directors, employees and agents will, in good faith, take the actions specified in this paragraph 6 in order to provide and make available to the Debenture Parties facts and information pertaining to the following subject matter areas (the "Subject Matter"): the claims made against the Debenture Parties by CSGI in its counterclaim or otherwise (including the identity of parties who provided the basis for such claims) and the Weiss family's conduct alleged in the Complaint filed in the United States District Court for the District of Arizona, a copy of which is attached hereto as Exhibit F, including, without limitation, all information and communications received from the Weiss family and/or third parties regarding the allegations made by CSGI, the Weiss family or others (i.e. Restaurant Teams International and LifeOne, Inc.) against the Debenture Parties, but excluding facts and information in the possession of the following "excluded attorneys": C. Steven Rorke, Donald R. Day, Cummings, McClorey, Davis, Acho & Day and Camhy, Karlinsky & Stein, and also excluding, only with respect to any document or other information not in existence prior to January 1, 2000, Brown, Rudnick, Freed & Gesmer. For example, CSGI will provide the Debenture Parties with all documents and information CSGI or its attorneys received from Mark Krum and other attorneys (except the excluded attorneys) and all information it has regarding the identity of "Tech." Specifically, in compliance with and in furtherance of the foregoing, CSGI will:

     (a) Within 15 business days of the execution of this Agreement, provide to the Debenture Parties all documents within the possession, custody or control of CSGI and not previously provided that CSGI, acting in good faith, may reasonably be expected to identify as containing facts or information pertaining to the Subject Matter;

     (b) Within 15 business days of execution of this Agreement, review its document production in response to Debenture Parties' existing document requests in the New York Defamation Litigation and supplement that production if and to the extent that any responsive documents have been overlooked or not produced to date;

     (c) Within 5 business days of receipt of a specific request from the Debenture Parties received within 2 years of the date of this Agreement for documents pertaining to the Subject Matter and not previously provided, provide said documents within the possession, custody or control of CSGI;

     (d) Within 5 business days of receipt of a request from the Debenture Parties received within 2 years of the date of this Agreement to make available any CSGI officer, director, employee or agent (except excluded attorneys) for questioning, on the telephone or in person at the place of business of such person, make such person available to respond to questions and provide such facts and information as they may have pertaining to the Subject Matter for a reasonable period of time; and

     (e) Within five (5) business days of the execution of this Agreement:

          (i) Direct the law firms of Ross, Dixon & Bell ("RDB") and Christensen, Miller ("CM") to comply with the subpoenas served upon them in the Litigations and to withdraw their claims of attorney-client privilege and work product immunity asserted in response to the subpoenas;

          (ii) Direct the firms of RDB, Speno & Cohen, Frank Hariton, CM and any other lawyers or firms it may have retained or consulted with about representation in connection with the litigations (except for C. Steven Rorke, Donald R. Day, Cummings, McClorey, Davis, Acho & Day and Camhy, Karlinsky & Stein, and also excluding, only with respect to any document or other information not in existence prior to January 1, 2000, Brown, Rudnick, Freed & Gesmer) to turn over to CSGI all information and documents contained in their respective files concerning the allegations made against the Debenture Parties;

          (iii) Make all such information and documents available to the Debenture Parties promptly upon receipt thereof, except to the extent that such materials are (A) privileged and (B) likely to prejudice the interests of CSGI and/or the Debenture Parties, in which case CSGI and the Debenture Parties will consult in good faith and make a joint determination as to whether such materials should be delivered to the Debenture Parties. If the parties, having so consulted in good faith, cannot agree regarding the delivery of such documents, CSGI agrees to deliver such documents upon written demand therefor by the Debenture Parties.

     (f) The stay of the Defamation Litigation against Thomas S. Dreaper and other former officers and directors of CSGI shall only remain in effect, and the dismissal with prejudice shall only take effect, with respect to each of them to the extent that they each respectively similarly cooperate with the Debenture Parties. No failure by Dreaper or other defendant to cooperate hereunder shall be deemed a default or cross-default hereunder by CSGI.

     (g) In consideration for the promises set forth herein, Thomas Dreaper agrees to sign a statement in the form attached hereto as Exhibit G and further agrees not to say anything or make any statement that contradicts the text of the retraction set forth in paragraph 3 hereof or in the Press Release, the 8-K and/or Dreaper's signed statement that are attached as Exhibits A, B and G hereto. Any breach of this paragraph will constitute a default by Dreaper of this Agreement. The parties acknowledge that by signing this Agreement, CSGI shall not deemed to be agreeing with, disagreeing with or otherwise commenting upon the language set forth in Dreaper's statement in Exhibit G to the effect that Dreaper acted in his capacity as President and Chief Executive Officer of CSGI in making the statements and authorizing CSGI to make the statements described in Exhibit G.

     7. DEFAULT. On the condition that the Debenture Parties are not in breach of this Agreement, the Debenture Holders may file and enforce the Stipulated Judgment, upon the occurrence of any of the following events of default by CSGI:

          (a) Failure to comply with the obligations set forth in this Agreement and the Debenture Documents;

          (b)  Delisting of CSGI's stock from the OTC Bulletin  Board within one
(1) year of the date hereof;

          (c) Failure by CSGI to comply with its reporting requirements under the Federal securities laws and SEC regulations at any time during the one (1) year period after the date hereof;

          (d) Any statement by or on behalf of CSGI, its then current directors, officers, employees, attorneys or agents that contradicts the text of the Retraction set forth in Paragraph 3 hereof, the Press Release and/or the 8K, that repudiates this Agreement, or that accuses the Debenture Parties of wrongdoing in connection with the Debentures and/or CSGI.

     8. MUTUAL RELEASE.

          (a) Except for the performance by the parties of the provisions of this Agreement, the Sanction Stipulation and the Debenture Documents, and conditioned, with respect to CSGI and Dreaper respectively, upon CSGI's and Dreaper's respective cooperation pursuant to Paragraph 6 above, each party hereto, for itself and on behalf of all partners, officers, directors, employees, affiliates (both persons and entities), representatives, agents, attorneys, servants, trustees, beneficiaries, predecessors in interest, successors in interest, assigns, nominees and insurers (collectively, the "Releasing Parties"), shall be deemed to have released and forever discharged each of the other parties hereto, and all partners, officers, directors, employees, affiliates (both persons and entities), representatives, agents, attorneys, servants, trustees, beneficiaries, predecessors in interest, successors in interest, assigns, nominees and insurers of each such party, of and from any and all claims, demands, actions and causes of action, whether known or unknown, fixed or contingent, that any of the Releasing Parties may have had, may now have or may hereafter acquire with respect to any matters whatsoever arising under or in any way related to (i) the claims, counterclaims, third-party claims, and causes of action asserted in the Debenture Litigation and the Defamation Litigation, (ii) any act which may constitute a defense to the performance of this Agreement and the Debenture Documents, and (iii) any claims any party may have against any other with respect to or in connection with any alleged violation of any state or Federal securities laws, prior to the date of this Agreement, including the Securities Act and the Exchange Act (as defined in the Debenture Documents). Notwithstanding anything to the contrary contained herein, the foregoing shall not release CSGI from any claims, demands, expenses or losses by the Debenture Holders (or causes of action or remedies related thereto) arising from any indemnity by CSGI or any affiliate for the benefit of the Debenture Parties as required by the Debenture Documents, including any claims concerning the Warrants held by the Debenture Parties.

          (b) Except as set forth in Paragraphs 1(d) and 5 above in the event of default by CSGI hereunder, each party shall bear its own costs and fees incurred in connection with the Litigation.

          (c) Each of the parties hereto represents, warrants and covenants that he/ it has not, and at the time this release becomes effective will not have, sold, assigned, transferred or otherwise conveyed to any other person or entity all or any portion of its rights, claims, demands, actions or causes of action herein released.

          (d) Each party represents and warrants that he/it has relied wholly upon its own judgment, belief and knowledge of the existence, nature, extent or duration of any claim, demand, debt, damage, liability, account, reckoning, obligation, cost, expense, cause of action, chosen action, right of indemnity, agreement or promise that he/it may have against the released parties and that he/it has made full investigations with respect to potential rights and claims released and that such releasing party has not been influenced to any extent whatsoever in making the releases contemplated by this agreement by any representation or statement regarding any such matter. Each party further represents and warrants that he/it is executing and delivering this Agreement and the releases contemplated hereunder after having received full legal advise as to his/its rights hereunder and the legal effect thereof from legal counsel of his/its own choosing. Notwithstanding the above, this Agreement is not intended to and does not, release or extinguish the rights of any of the parties to enforce this Agreement.

          (e) Notwithstanding anything to the contrary in the foregoing, the Debenture Parties' release shall exclude Mark Weiss, Harry Weiss, Jeff Weiss (except for claims against him which arise out of his conduct during his tenure, in his capacity, and within the scope of his duties as a CSGI director, provided that the release shall only apply to said conduct as a director and only if he cooperates pursuant to Paragraph 6 hereof), Harry M. Weiss & Associates P.C., any other member of the Weiss family, and any person acting in concert with the Weiss family who was not an officer or director of CSGI.

     9. GENERAL PROVISIONS.

          (a) ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire understanding, arrangement and agreement among the parties hereto or any of them with respect to the subject matter hereof, and supersedes all prior agreements, arrangements, understandings, negotiations and discussions, written or oral, between or among the parties hereto.

          (b) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

          (c) MODIFICATIONS IN WRITING. No provisions of this Agreement may be amended, supplemented or waived except by a writing signed by the party or parties to be bound thereby.

          (d) EXECUTION IN COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall be considered one and the same agreement and each of which shall be deemed an original.

          (e) SEVERABILITY. In case any provision of this Agreement shall be held illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

          (f)  CONSTRUCTION.  The  parties  acknowledge  that each party and its counsel have reviewed and revised this Agreement and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Agreement or any amendments or exhibits to it or any document executed and delivered by either party in connection with this Agreement. All captions in this Agreement are for reference only and shall not be used in the interpretation of this Agreement or any related document. All Exhibits attached hereto are hereby incorporated herein by reference.

          (g) ATTORNEYS' FEES AND COSTS. In the event any dispute between the parties to this Agreement should result in litigation or other proceeding, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable attorneys' fees and costs, incurred by the prevailing party in connection with such litigation or other proceeding and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.

          (h) CONFLICTING TERMS. To the extent any of the terms herein conflict with the terms of the Debenture Documents, the terms herein shall prevail.

          (i) INFORMED CONSENT. The parties admit, acknowledge and declare that each has given mature and careful thought and consideration to the making of this Agreement and to all of the obligations hereby undertaken and the rights hereby extinguished or created; that this Agreement is entered into voluntarily, after advice of counsel, free of undue influence, coercion, duress, menace or fraud of any kind; that this Agreement and each and every paragraph and every part hereof has been carefully read and explained; and, that each party fully and completely understands and is cognizant of all of the terms and conditions in this Agreement.

          (j) GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Any litigation based thereon, or arising out of, under, or in connection with, this agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the parties hereto shall be brought and maintained exclusively in the state or Federal courts within the State of New York, sitting in New York City. The parties hereby expressly and irrevocably submit to the jurisdiction of the state and Federal Courts within the State of New York for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The parties further irrevocably consent to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York. The parties hereby expressly and irrevocably waive, to the fullest extent permitted by law, any objection which they may have or hereafter may have to venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the parties have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to themselves or their property, the parties hereby irrevocably waive such immunity in respect of its obligations under this Agreement and the related agreements entered into in connection herewith.

          (k) FURTHER ASSURANCES. The parties hereto hereby agree to execute such further documents, and take such further actions as may reasonably be necessary to carry out the intent and provisions of this Agreement, or any agreement or document relating hereto or entered into in connection herewith.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

     PLEASE READ CAREFULLY. THIS SETTLEMENT AGREEMENT AND CONDITIONAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS


CONSYGEN, INC.

By:
    -------------------------------
    A. Lewis Burridge
Its: Chairman


SOVEREIGN PARTNERS LIMITED PARTNERSHIP

By:
    -------------------------------
    Stephen M. Hicks
Its: ____________________________

DOMINION CAPITAL FUND LIMITED

By:
    -------------------------------
    David K. Sims
Its: Director

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

     PLEASE READ CAREFULLY. THIS SETTLEMENT AGREEMENT AND CONDITIONAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS


CANADIAN ADVANTAGE LIMITED PARTNERSHIP

By:
    -------------------------------
    Mark Valentine
Its: General Partner


STEPHEN M. HICKS

By: -------------------------------
    Stephen M. Hicks


THOMSON KERNAGHAN & CO.

By:
    -------------------------------
    Mark Valentine
Its: Chairman


MARK VALENTINE

By:
    -------------------------------
    Mark Valentine


THOMAS DREAPER

By:
    -------------------------------
    Thomas Dreaper